UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

August 2, 2005

Date of Report (Date of earliest event reported)

HAGGAR CORP.

(Exact name of registrant as specified in the charter)

NEVADA

0-20850

75-2187001

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification Number)

11511 Luna Road
Dallas, Texas	75234
(Address of principal executive offices)	(zip code)

(214) 352-8481

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On August 5, 2005 Haggar Corp. announced that the Haggar Board of Directors declared a $0.05 per share dividend.  The dividend was approved at the quarterly Board of Directors meeting on August 2, 2005 and will be payable on August 29, 2005 to shareholders of record as of August 15, 2005.  The announcement is set forth in the press release attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits

(c)          Exhibits.

99   -   Press release dated August 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  August 5, 2005

HAGGAR CORP.
(Registrant)

By:	/s/ John W. Feray
John W. Feray
(Chief Accounting Officer)